EXHIBIT 21
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                   NEWELL RUBBERMAID INC. AND SUBSIDIARIES
                          SIGNIFICANT SUBSIDIARIES
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                           State of
      Name                 Organization  Ownership
      ----                 ------------  --------
      Newell Investments   Delaware      68.5% of stock owned by
      Inc.                               Newell Operating Company;
                                         31.5% owned by Newell
                                         Rubbermaid Inc.

      Newell Operating     Delaware      77.5% of stock owned by
      Company                            Newell Rubbermaid Inc.;
                                         22.5% of stock owned by
                                         Anchor Hocking Corporation

      Rubbermaid           Ohio          100% of stock owned by
      Incorporated                       Newell Rubbermaid Inc.

      Rubbermaid Texas     Texas         Rubbermaid Incorporated is
      Limited              (limited      the general partner with 1%;
                           partnership)  Rubfinco Inc. is the limited
                                         partner with 99%

      Sanford, L.P.        Illinois      Newell Operating Company is
                           (limited      the general partner with
                           partnership)  1.62%; Sanford Investment
                                         Company is the limited
                                         partner with 98.38%